                            GLOBAL CUSTODY AGREEMENT


         AGREEMENT, effective May 1, 1996, between THE CHASE MANHATTAN BANK, N.A. (the "Bank") and those registered investment companies listed on Schedule A hereto (each a Customer) on behalf of certain of their respective series, as listed on Schedule A (individually and collectively the Series).

1.       Customer Accounts.

         The Bank agrees to establish and maintain the following accounts ("Accounts"):

         (a) A custody account in the name of the Customer on behalf of each Series ("Custody Account") for any and all stocks, shares, bonds, debentures, notes, mortgages or other obligations for the payment of money, bullion, coin and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same or evidencing or representing any other rights or interests therein and other similar property whether certificated or uncertificated as may be received by the Bank or its Subcustodian (as defined in Section 3) for the account of the Customer ("Securities"); and

         (b) A deposit account in the name of the Customer on behalf of each Series ("Deposit Account") for any and all cash in any currency received by the Bank or its Subcustodian for the account of the Customer, which cash shall not be subject to withdrawal by draft or check.

         The Customer warrants its authority to: 1) deposit the cash and Securities ("Assets") received in the Accounts and 2) give Instructions (as defined in Section 11) concerning the Accounts. Such Instructions shall specifically indicate to which Series such Assets belong or, if such Assets belong to more than one Series, shall allocate such Assets to the appropriate Series. The Bank may deliver securities of the same class in place of those deposited in the Custody Account.

         Upon written agreement between the Bank and the Customer, additional Accounts may be established and separately accounted for as additional Accounts under the terms of this Agreement.


2.       Maintenance of Securities and Cash at Bank and Subcustodian Locations.

         Unless Instructions specifically require another location acceptable to the Bank:

         (a) Securities will be held in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired; and

         (b) Cash will be credited to an account in a country or other jurisdiction in which such cash may be legally deposited or is the legal currency for the payment of public or private debts.

         To the extent available and permissible under applicable law and regulation, Cash held pursuant to Instructions shall be held in interest bearing accounts. If interest bearing accounts are not available, such cash may be held in non-interest bearing accounts. The Bank is authorized to maintain cash balances on deposit for the Customer with itself or one of its affiliates. Interest bearing accounts shall bear interest at such reasonable rates of interest as may from time to time be paid on such accounts by the Bank or its affiliates.

(iii) For each Series that is exclusively a domestic Series, the following additional provisions shall apply:

         (x) In the event that during a given calendar month a Series has maintained an average daily cash balance greater than zero, the Bank shall provide an earnings credit against custody fees otherwise owing hereunder by such Series during such calendar month in an amount equal to the product of (A) 75% of the 90 day U.S. government Treasury bill rate as quoted in the Wall Street Journal for the last "Business Day" (being a day on which the Bank is open for the transaction of all its ordinary business) of such calendar month, (B) the average daily cash balance for such month, and (C) the number of days in such calendar month divided by 365.

         (y) In the event that during a given calendar month a Series has maintained an average daily cash balance less than or equal to zero, the Bank shall be paid interest on such amount by such Series in an amount equal to the product of (A) the "Overnight Fed Funds Rate" (as defined below) plus 25 basis points for the last Business Day of such calendar month, (B) the average daily cash balance for such month, and
         (C) the number of days in such calendar month divided by 365.

         (z) For purposes of (y) above, the term "Overnight Fed Funds Rate" shall mean the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published by the Federal Reserve Bank of New York (with the rate for the last Business Day of a given calendar month being the rate so published on the Business Day immediately following such Day), or, if such rate is note so published, the average quotations, for the last Business Day of a given calendar month, of such transactions received by the Bank from three Federal funds brokers of recognized standing selected by the Bank.

         If the Customer wishes to have any of its Assets held in the custody of an institution other than the established Subcustodians as defined in Section 3 (or their securities depositories), such arrangement must be authorized by a written agreement, signed by the Bank and the Customer.


3.       Subcustodians and Securities Depositories.

         The Bank may act under this Agreement through the subcustodians listed in Schedule B of this Agreement with which the Bank has entered into subcustodial agreements ("Subcustodians"). The Customer authorizes the Bank to hold Assets in the Accounts in accounts which the Bank has established with one or more of its branches or Subcustodians. The Bank and Subcustodians are authorized to hold any of the Securities in their account with any securities depository in which they participate.

         The Bank reserves the right to add new, replace or remove Subcustodians. The Customer will be given reasonable notice by the Bank of any amendment to Schedule B. Upon request by the Customer, the Bank will identify the name, address and principal place of business of any Subcustodian of the Customer's Assets and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

         Upon receipt of Instructions, the Bank shall cease using any Subcustodian with respect to the customer, and arrange for delivery of Securities held with such Subcustodian to another entity as designated by the Customer; provided that, the Bank shall have no responsibility for the performance of such other entity.

4.       Use of Subcustodian.

         (a) The Bank will identify the Assets on its books as belonging to the Customer.

         (b) A Subcustodian will hold such Assets together with assets belonging to other customers of the Bank in accounts identified on such Subcustodian's books as special custody accounts for the exclusive benefit of customers of the Bank.

         (c) Any Assets in the Accounts held by a Subcustodian will be subject only to the instructions of the Bank or its agent. Any Securities held in a securities depository for the account of a Subcustodian will be subject only to the instructions of such Subcustodian.

         (d) Any agreement the Bank enters into with a Subcustodian for holding its customer's assets shall provide that: (i) such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian except for safe custody or administration, (ii) the beneficial ownership of such assets will be freely transferable without the payment of money or value other than for safe custody or administration; (iii) adequate records will be maintained identifying the assets held pursuant to such agreement as belonging to the customers of the Bank; (iv) subject to applicable law, Subcustodian shall permit independent public accountants for Bank and customers of the Bank reasonable access to Subcustodian's books and records as they pertain to the subcustody account in connection with such accountants' examination of the books and records of such account; and (v) the Bank will receive periodic reports with respect to the safekeeping of assets in the subcustody account, including advices and/or notifications of any transfers to or from such subcustody account. The foregoing shall not apply to the extent of any special agreement or arrangement made by the Customer with any particular Subcustodian.

         (e) Upon request of the Customer, the Bank shall deliver to the Customer annually a report stating: (i) the identity of each Subcustodian then acting on behalf of the Bank and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian;
(ii) the countries in which each Subcustodian is located; and (iii) as long as Securities and Exchange Commission ("SEC") Rule 17f-5 under the Investment Company Act of 1940, as amended ("1940 Act"), requires the Customer's Board of Directors/Trustees directly to approve its foreign custody arrangements, such other information relating to such Subcustodians as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. As long as Rule 17f-5 requires the Customer's Board of Directors/Trustees directly to approve its foreign custody arrangements, the Bank shall also furnish annually to the Customer information concerning such Subcustodians similar in kind and scope as that furnished to the Customer in connection with the initial approval hereof. The Bank shall timely advise the Customer of any material adverse change in the facts or circumstances upon which such information is based where such changes would affect the eligibility of the Subcustodian under Rule 17f-5 as soon as practicable after it becomes aware of any such material adverse change in the normal course of its custodial activities.


5.       Deposit Account Transactions

         (a) The Bank or its Subcustodians will make payments from the Deposit Account upon receipt of Instructions which include all information required by the Bank.

         (b) In the event that any payment to be made under this Section 5 exceeds the funds available in the Deposit Account, the Bank, in its discretion, may advance the Customer such excess amount which shall be deemed a loan payable on demand, bearing interest at the rate customarily charged by the Bank on similar loans.

         (c) If the Bank credits the Deposit Account on a payable date, or at any time prior to actual collection and reconciliation to the Deposit Account, with interest, dividends, redemptions or any other amount due, the Customer will promptly return any such amount upon oral or written notification: (i) that such amount has not been received in the ordinary course of business or (ii) that such amount was incorrectly credited. If the Customer does not promptly return any amount upon such notification, the Bank shall be entitled, upon oral or written notification to the Customer, to reverse such credit by debiting the Deposit Account for the amount previously credited. The Bank or its Subcustodian shall have no duty or obligation to institute legal proceedings, file a claim or a proof of claim in any insolvency proceeding or take any other action with respect to the collection of such amount, but may act for the Customer upon Instructions after consultation with the Customer.


6.       Custody Account Transactions.

         (a) Securities will be transferred, exchanged or delivered by the Bank or its Subcustodian upon receipt by the Bank of Instructions which include all information required by the Bank. Settlement and payment for Securities received for, and delivery of Securities out of, the Custody Account may be made in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivery of Securities to a purchaser, dealer or their agents against a receipt with the expectation of receiving later payment and free delivery. Delivery of Securities out of the Custody Account may also be made in any manner specifically required by Instructions acceptable to the Bank.

         (b) The Bank shall credit or debit the Accounts on a contractual settlement date with cash or Securities with respect to any sale, exchange or purchase of Securities in those countries set forth in Appendix A hereto; provided that, the Bank may amend Appendix A from time to time in its sole discretion and shall advise the Customer of such amendments. Otherwise, transactions will be credited or debited to the Accounts on the date cash or Securities are actually received by the Bank and reconciled to the Account.

                  (i) The Bank may reverse credits or debits made to the Accounts in its discretion if the related transaction fails to settle within a reasonable period, determined by the Bank in its discretion, after the contractual settlement date for the related transaction; provided that, the Bank shall give Customer prior notification of any such reversal. Where the foregoing notification is oral, the Bank shall promptly provide written confirmation of the same (which confirmation may be electronic).

                  (ii) If any Securities delivered pursuant to this Section 6 are returned by the recipient thereof, the Bank may reverse the credits and debits of the particular transaction at any time.


7.       Actions of the Bank.

         The Bank shall follow Instructions received regarding assets held in the Accounts. However, until it receives Instructions to the contrary, the Bank will:

         (a) Present for payment any Securities which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation, to the extent that the Bank or Subcustodian is actually aware of such opportunities.

         (b) Execute in the name of the Customer such ownership and other certificates as may be required to obtain payments in respect of Securities.

         (c) Exchange interim receipts or temporary Securities for definitive Securities.

         (d) Appoint brokers and agents for any transaction involving the Securities, including, without limitation, affiliates of the Bank or any Subcustodian, subject to applicable SEC rules and regulations under the Act.

         (e) Issue statements to the Customer, at times mutually agreed upon, identifying the Assets in the Accounts.

         The Bank will send the Customer an advice or notification of any transfers of Assets to or from the Accounts. Such statements, advices or notifications shall indicate the identity of the entity having custody of the Assets. Unless the Customer advises the Bank orally and then promptly sends the Bank a written exception or objection to any Bank statement within 180 days of receipt, the Customer shall be deemed to have approved such statement.

         All collections of funds or other property paid or distributed in respect of Securities in the Custody Account shall be made at the risk of the Customer. Subject to the standard of care in ss.12 hereof, the Bank shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Bank or by its Subcustodians of any payment, redemption or other transaction regarding Securities in the Custody Account in respect of which the Bank has agreed to take any action under this Agreement.


8.       Corporate Actions; Proxies; Tax Reclaims.

         a. Corporate Actions. Whenever the Bank receives information concerning the Securities which requires discretionary action by the beneficial owner of the Securities (other than a proxy), such as subscription rights, bonus issues, stock repurchase plans and rights offerings, or legal notices or other material intended to be transmitted to securities holders ("Corporate Actions"), the Bank will give the Customer written notice (which may be electronic) of such Corporate Actions to the extent that the Bank's central corporate actions department has actual knowledge of a Corporate Action in time to notify its customers.

                  When a rights entitlement or a fractional interest resulting from a rights issue, stock dividend, stock split or similar Corporate Action is received which bears an expiration date, the Bank will endeavor to obtain Instructions from the Customer or its Authorized Person (as defined in ss.10 hereof), but if Instructions are not received in time for the Bank to take timely action, or actual notice of such Corporate Action was received too late to seek Instructions, the Bank is authorized to sell such rights entitlement or fractional interest and to credit the Deposit Account with the proceeds or take any other action it deems, in good faith, to be appropriate in which case it shall be held harmless for any such action.

         b. Proxy Voting. With respect to domestic U.S. and Canadian Securities (the latter if held in DTC), the Bank will send to the Customer or the Authorized Person (as defined in ss.10) for a Custody Account, such proxies (signed in blank, if issued in the name of the Bank's nominee or the nominee of a central depository) and communications with respect to Securities in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by the Bank for forwarding to its customers. In addition, the Bank will follow coupon payments, redemptions, exchanges or similar matters with respect to Securities in the Custody Account and advise the Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Securities, in each case, of which the Bank has received notice from the issuer of the Securities, or as to which notice is published in publications routinely utilized by the Bank for this purpose.

                  With respect to Securities other than the foregoing, proxy voting services shall be provided in accordance with separate proxy voting agreement annexed hereto a Appendix B.

                  The foregoing proxy voting services may be provided by Bank, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank), provided that the Bank shall be liable for the performance of any such third parties to the same extent as the Bank would have been if it performed such services itself.

         c. Tax Reclaims. (i) Subject to the provisions hereof, the Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer which the Bank believes may be available to such Customer. Where such reports are available, the Bank shall periodically report to Customer concerning the making of applications for a reduction of withholding tax and refund of any tax paid or tax credits which apply in each applicable market in respect of income payments on Securities for the benefit of the Customer.

                  (ii) The provision of tax reclaim services by the Bank is conditional upon the Bank receiving from the beneficial owner of Securities (A) a declaration of its identity and place of residence and (B) certain other documentation (pro forma copies of which are available from the Bank). The Bank shall use reasonable means to advise the Customer of the declarations, documentation and information which the Customer is to provide to the Bank in order for the Bank to provide the tax reclaim services described herein. The Customer acknowledges that, if the Bank does not receive such declarations, documentation and information, additional United Kingdom taxation will be deducted from all income received in respect of Securities issued outside the United Kingdom and that U.S. non-resident alien tax or U.S. backup withholding tax will be deducted from U.S. source income. The Customer shall provide to the Bank such documentation and information as it may require in connection with taxation, and warrants that, when given, this information shall be true and correct in every respect, not misleading in any way, and contain all material information. The Customer undertakes to notify the Bank immediately if any such information requires updating or amendment.

                  (iii) Subject to subsection (vii) hereof, the Bank shall not be liable to the Customer or any third party for any tax, fines or penalties payable by the Bank or the Customer, and shall be indemnified accordingly, whether these result from the inaccurate completion of documents by the Customer or any third party, or as a result of the provision to the Bank or any third party of inaccurate or misleading information or the withholding of material information by the Customer or any other third party, or as a result of any delay of any revenue authority or any other matter beyond the control of the Bank.

                  (iv) The Customer confirms that the Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of the Securities or Cash Accounts.

                  (v) The Bank shall perform tax reclaim services only with respect to taxation levied by the revenue authorities of the countries notified to the Customer from time to time and the Bank may, by notification in writing, at its absolute discretion, supplement or amend the markets in which the tax reclaim services are offered. Other than as expressly provided in this sub-clause, the Bank shall have no responsibility with regard to the Customer's tax position or status in any jurisdiction. Except as provided in ss.8(c)(ii) and pursuant to Instructions, the Bank shall take no action in the servicing of the Customer's Securities which, in and of itself, creates a taxable nexus for the Customer in any jurisdiction other than with respect to interest, dividends and capital gains that may otherwise be subject to tax by such jurisdiction with respect to a foreign investor not otherwise engaged in a trade or business in such jurisdiction in a given taxable year. Bank shall not be liable for any tax liability caused, directly or indirectly, by Customer's actions or status in any jurisdiction.

                  (vi) In connection with obtaining tax relief, the Customer confirms that the Bank is authorized to disclose any information requested by any revenue authority or any governmental body in relation to the Customer or the Securities and/or Cash held for the Customer. This provision does not authorize any other voluntary disclosure to any revenue authority or any governmental body without the prior written consent of Customer.

                  (vii) Tax reclaim services may be provided by the Bank or, in whole or in part, by one or more third parties appointed by the Bank (which may be affiliates of the Bank); provided that the Bank shall be liable for the performance of any such third party to the same extent as the Bank would have been if it performed such services itself.


9.       Nominees.

         Securities which are ordinarily held in registered form may be registered in a nominee name of the Bank, Subcustodian or securities depository, as the case may be. The Bank may without notice to the Customer cause any such Securities to cease to be registered in the name of any such nominee and to be registered in the name of the Customer. In the event that any Securities registered in a nominee name are called for partial redemption by the issuer, the Bank may allot the called portion to the respective beneficial holders of such class of security in any manner the Bank deems to be fair and equitable. The Customer agrees to hold the Bank, Subcustodians, and their respective nominees harmless from any liability arising directly or indirectly from their status as a mere record holder of Securities in the Custody Account.


10.      Authorized Persons.

         As used in this Agreement, the term "Authorized Person" means employees or agents including investment managers as have been designated by written notice from the Customer or its designated agent to act on behalf of the Customer under this Agreement. Such persons shall continue to be Authorized Persons until such time as the Bank receives Instructions from the Customer or its designated agent that any such employee or agent is no longer an Authorized Person.

11.      Instructions.

         The term "Instructions" means instructions of any Authorized Person received by the Bank, via telephone, telex, TWX, facsimile transmission, bank wire or other teleprocess or electronic instruction or trade information system acceptable to the Bank which the Bank reasonably believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Bank may specify. Unless otherwise expressly provided, all Instructions shall continue in full force and effect until canceled or superseded. For purposes hereof, reasonableness shall mean compliance with applicable procedures.

         Any Instructions delivered to the Bank by telephone (including cash transfer instructions as described below) shall promptly thereafter be confirmed in writing by any two Authorized Persons (which confirmation may bear the facsimile signature of such Persons), but the Customer will hold the Bank harmless for the failure of such Authorized Persons to send such confirmation in writing, the failure of such confirmation to conform to the telephone instructions received or the Bank's failure to produce such confirmation at any subsequent time; provided that, where the Bank receives a telephone Instruction from an Authorized Person requiring the transfer of cash, prior to executing such Instruction the Bank will, to confirm such Instruction, call back any one of the individuals on a list of persons authorized to confirm such oral transfer Instructions (which Person shall be a person other than the initiator of the transfer Instruction) and the Bank shall not execute the Instruction until it has received such confirmation. Either party may electronically record any Instructions given by telephone, and any other telephone discussions with respect to the Custody Account. The Customer shall be responsible for safeguarding any testkeys, identification codes or other security devices which the Bank shall make available to the Customer or its Authorized Persons.


12.      Standard of Care; Liabilities.

         (a) The Bank shall be responsible for the performance of only such duties as are set forth in this Agreement or expressly contained in Instructions which are consistent with the provisions of this Agreement as follows:

                  (i) The Bank will use reasonable care with respect to its obligations under this Agreement and the safekeeping of Assets. The Bank shall be liable to the Customer for any loss which shall occur as the result of the failure of a Subcustodian to exercise reasonable care with respect to the safekeeping of such Assets to the same extent that the Bank would be liable to the Customer if the Bank were holding such Assets in New York. In the event that Securities are lost by reason of the failure of the Bank or its Subcustodian to use reasonable care, the Bank shall be liable to the Customer based on the market value of the property which is the subject of the loss on the date it is replaced by the Bank and without reference to any special conditions or circumstances, it being understood that for purposes of measuring damages hereunder, the value of Securities which are sold by the Customer prior to the replacement thereof shall be equal to the sale price thereof less the expenses of such sale incurred by the Customer. The Bank shall act with reasonable promptness in making such replacements. In no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Subject to the Bank's obligations pursuant to ss.4(e) hereof, the Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

                  (ii) The Bank will not be responsible for any act, omission, default or the solvency of any broker or agent which it or a Subcustodian appoints unless such appointment was made negligently or in bad faith.

                  (iii) (a) The Bank shall be indemnified by, and without liability to the Customer for any action taken or omitted by the Bank whether pursuant to Instructions or otherwise pursuant to this Agreement if such act or omission was in good faith, without negligence. In performing its obligations under this Agreement, the Bank may rely on the genuineness of any Customer document which it reasonably believes in good faith to have been validly executed. (b) The Bank shall hold Customer harmless from, and shall indemnify Customer for, any loss, liability, claim or expense incurred by Customer (including, but not limited to, Customer's reasonable legal fees) to the extent that such loss, liability, claim or expense arises from the negligence or willful misconduct on the part of the Bank or a Subcustodian; provided that, in no event shall the Bank be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Bank has been advised of the likelihood of such loss or damage and regardless of the form of action. Subject to the Bank's obligations pursuant to '4(e) hereof, the Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or affiliate of Bank.

                  (iv) The Customer agrees to pay for and hold the Bank harmless from any liability or loss resulting from the imposition or assessment of any taxes or other governmental charges, and any related expenses with respect to income from or Assets in the Accounts.

                  (v) The Bank shall be entitled to rely, and may act, upon the advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

                  (vi) The Bank need not maintain any insurance for the benefit of the Customer.

                  (vii) Without limiting the foregoing, the Bank shall not be liable for any loss which results from: 1) the general risk of investing, or 2) investing or holding Assets in a particular country including, but not limited to, losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; currency restrictions, devaluations or fluctuations; and market conditions which prevent the orderly execution of securities transactions or affect the value of Assets.

                  (viii) Neither party shall be liable to the other for any loss due to forces beyond their control including, but not limited to strikes or work stoppages, acts of war or terrorism, insurrection, revolution, nuclear fusion, fission or radiation, or acts of God.

         (b) Consistent with and without limiting the first paragraph of this
Section 12, it is specifically acknowledged that the Bank shall have no duty or responsibility to:

                  (i) question Instructions or make any suggestions to the Customer or an Authorized Person regarding such Instructions;

                  (ii) supervise or make recommendations with respect to investments or the retention of Securities;

                  (iii) advise the Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than a Security.

                  (iv) except as may be otherwise provided in any securities lending agreement between the Customer and the Bank, evaluate or report to the Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Securities are delivered or payments are made pursuant to this Agreement;

                  (v) except for trades settled at DTC where the broker provides to the Bank the trade confirmation and the Customer provides for the Bank to receive the trade instruction, review or reconcile trade confirmations received from brokers. The Customer or its Authorized Persons (as defined in Section 10) issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by the Bank.

         (c) The Customer authorizes the Bank to act, hereunder, in its capacity as a custodian notwithstanding that the Bank or any of its divisions or affiliates may have a material interest in a transaction, or circumstances are such that the Bank may have a potential conflict of duty or interest including the fact that the Bank or any of its affiliates may provide brokerage services to other customers, act as financial advisor to the issuer of Securities, act as a lender to the issuer of Securities, act in the same transaction as agent for more than one customer, have a material interest in the issue of Securities, or earn profits from any of the activities listed herein.


13.      Fees and Expenses.

         The Customer agrees to pay the Bank for its services under this Agreement such amount as may be agreed upon in writing ("Fee Schedule"), together with the Bank's reasonable out-of-pocket or incidental expenses (as further defined in the Fee Schedule), including, but not limited to, legal fees. The Bank shall have a lien on and is authorized to charge any Accounts of the Customer for any amount owing to the Bank under any provision of this Agreement.


14.      Miscellaneous.

         (a) Foreign Exchange Transactions. To facilitate the administration of the Customer's trading and investment activity, the Bank is authorized to enter into spot or forward foreign exchange contracts with the Customer or an Authorized Person for the Customer and may also provide foreign exchange through its subsidiaries, affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts but the Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where the Bank, its subsidiaries, affiliates or Subcustodians enter into a foreign exchange contract related to Accounts, the terms and conditions of the then current foreign exchange contract of the Bank, its subsidiary, affiliate or Subcustodian and, to the extent not inconsistent, this Agreement shall apply to such transaction.

         (b) Certification of Residency, etc. The Customer certifies that it is a resident of the United States and agrees to notify the Bank of any changes in residency. The Bank may rely upon this certification or the certification of such other facts as may be required to administer the Bank's obligations under this Agreement. The Customer will indemnify the Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

         (c) Access to Records. Applicable accounts, books and records of the Bank shall be open to inspection and audit at all reasonable times during normal business hours upon reasonable advance notice by Customer's independent public accountants and by employees of Customer designated to the Bank. All such materials shall, to the extent applicable, be maintained and preserved in conformity with the Act and the rules and regulations thereunder, including without limitation, SEC Rules 31a-1 and 31a-2. Subject to restrictions under applicable law, the Bank shall also obtain an undertaking to permit the Customer's independent public accountants reasonable access to the records of any Subcustodian which has physical possession of any Assets as may be required in connection with the examination of the Customer's books and records.

         (d) Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Bank.

         (e) Entire Agreement; Applicable Riders. Customer represents that the Assets deposited in the Accounts are Mutual Fund assets subject to certain Securities and Exchange Commission ("SEC") rules and regulations.


         This Agreement consists exclusively of this document together with Schedules A and B, Appendices 1 and 2, Exhibits I - _______ and the following Rider(s) [Check applicable rider(s)]:

           X      MUTUAL FUND
         -----

           X      X  SPECIAL TERMS AND CONDITIONS
         -----

         There are no other provisions of this Agreement, and this Agreement supersedes any other agreements, whether written or oral, between the parties. Any amendment to this Agreement must be in writing, executed by both parties.

         (f) Severability. In the event that one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

         (g) Waiver. Except as otherwise provided in this Agreement, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

         (h) Notices. All notices under this Agreement shall be effective when actually received. Any notices or other communications which may be required under this Agreement are to be sent to the parties at the following addresses or such other addresses as may subsequently be given to the other party in writing:

         Bank:             The Chase Manhattan Bank, N.A.
                           4 Chase MetroTech Center
                           Brooklyn, NY  11245
                           Attention:  Global Custody Division

                           or telex:
                                    -----------------------------

         Customer:         Delaware Group of Funds
                           1818 Market St.
                           Philadelphia, PA 19103
                           att: Messrs. Bishof and O'Conner
                           or telex:
                                    -----------------------------

         (i) Termination. This Agreement may be terminated by the Customer or the Bank by giving sixty (60) days written notice to the other, provided that such notice to the Bank shall specify the names of the persons to whom the Bank shall deliver the Assets in the Accounts. If notice of termination is given by the Bank, the Customer shall, within sixty (60) days following receipt of the notice, deliver to the Bank Instructions specifying the names of the persons to whom the Bank shall deliver the Assets. In either case the Bank will deliver the Assets to the persons so specified, after deducting any amounts which the Bank determines in good faith to be owed to it under Section 13. If within sixty (60) days following receipt of a notice of termination by the Bank, the Bank does not receive Instructions from the Customer specifying the names of the persons to whom the Bank shall deliver the Assets, the Bank, at its election, may deliver the Assets to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or to Authorized Persons, or may continue to hold the Assets until Instructions are provided to the Bank; provided that, where the Bank is the terminating party and the Bank had not notified the Customer that termination was for breach of this Agreement by the Customer, such 60 day period shall be extended for an additional period as requested by Customer of up to 120 days.

         Termination as to One or More Series. This Agreement may be terminated as to one or more Series (but less than all the Series) by delivery of an amended Schedule A deleting such Series, in which case termination as to the deleted Series shall take effect sixty (60) days after the date of such delivery. The execution and delivery of an amended Schedule A which deletes one or more Series, shall constitute a termination hereof only with respect to such deleted Series, shall be governed by the preceding provisions of Section 14 as to the identification of a successor custodian and the delivery of the Assets of the Series so deleted to such successor custodian, and shall not affect the obligations of the Bank and the Customer hereunder with respect to the other Series set forth in Schedule A, as amended from time to time.

         (j) Several Obligations of the Series. With respect to any obligations of the Customer on behalf of the Series and their related Accounts arising hereunder, the Custodian shall look for payment or satisfaction of any such obligation solely to the assets and property of the Series and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Series and its Accounts.


                                    CUSTOMER


                                    By: /s/ Michael P. Bishof
                                        -------------------------------------
                                    Title: Vice President and Treasurer



                                    THE CHASE MANHATTAN BANK, N.A.


                                    By: /s/ Rosemary M. Stidmon
                                        -------------------------------------
                                    Title: Vice President

STATE OF                   )
                           :  ss.
COUNTY OF                  )


On this 24th day of May, 1996, before me personally came Rosemary Stidman, to me known, who being by me duly sworn, did depose and say that he/she resides in New Providence, NJ at 31 Sagamore Drive; that he/she is Vice President of THE CHASE MANHATTAN BANK, the entity described in and which executed the foregoing instrument; that she knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that she signed his/her name thereto by like order.



/s/ Rosemary M. Stidman



Sworn to before me this 24th

day of May, 1996.




         Notary

STATE OF PENNSYLVANIA           )
                                :  ss.
COUNTY OF PHILADELPHIA          )


         On this 9th day of July, 1996, before me personally came Michael P. Bishof, to me known, who being by me duly sworn, did depose and say that he resides in Blue Bell, PA at 110 Spyglass Drive; that he is a Vice President & Treasurer of DELAWARE GROUP OF FUNDS, the entity described in and which executed the foregoing instrument; that he knows the seal of said entity, that the seal affixed to said instrument is such seal, that it was so affixed by order of said entity, and that he signed his name thereto by like order.



/s/ Martiza H. Cruzado
----------------------



Sworn to before me this 9th

day of  July, 1996.




         Notary

                                   SCHEDULE A


Delaware Pooled Trust, Inc. - Global Fixed Income Portfolio
Delaware Pooled Trust, Inc. - International Equity Portfolio
Delaware Pooled Trust, Inc. - Labor Select International Equity Portfolio Delaware Pooled Trust, Inc. - Real Estate Investment Trust Portfolio
Delaware Pooled Trust, Inc. - High Yield Portfolio
Delaware Pooled Trust, Inc. - International Fixed Income Portfolio
Delaware Pooled Trust, Inc. - Defensive Equity Utility Portfolio
Delaware Group Global & International Funds, Inc. - International Equity Fund Delaware Group Global & International Funds, Inc. - Global Assets Fund Delaware Group Global & International Funds, Inc. - Global Bond Fund
Delaware Group Global & International Funds, Inc. - Emerging Markets Fund Delaware Group Premium Fund, Inc. - International Equity Series
Delaware Group Premium Fund, Inc. - Equity Income Series
Delaware Group Premium Fund, Inc. - High Yield Series
Delaware Group Premium Fund, Inc. - Capital Reserves Series
Delaware Group Premium Fund, Inc. - Money Market Series
Delaware Group Premium Fund, Inc. - Growth Series
Delaware Group Premium Fund, Inc. - Multiple Strategy Series
Delaware Group Premium Fund, Inc. - Value Series
Delaware Group Premium Fund, Inc. - Emerging Growth Series
Delaware Group Premium Fund, Inc. - Global Bond Series
Delaware Group Income Funds, Inc. - Delchester Fund
Delaware Group Income Funds, Inc. - High-Yield Opportunities Fund
Delaware Group Delaware Fund, Inc. - Delaware Fund
Delaware Group Delaware Fund, Inc. - Devon Fund
Delaware Group Value Fund, Inc.
Delaware Group DelCap Fund, Inc.
Delaware Group Dividend & Income Fund, Inc.
Delaware Group Advisor Funds, Inc. - Enterprise Fund
Delaware Group Advisor Funds, Inc. - U.S. Growth Fund
Delaware Group Advisor Funds, Inc. - World Growth Fund
Delaware Group Advisor Funds, Inc. - New Pacific Fund
Delaware Group Advisor Funds, Inc. - Federal Bond Fund
Delaware Group Advisor Funds, Inc. - Corporate Income Fund

March, 1996                                                           Schedule B

                           SUB-CUSTODIANS EMPLOYED BY

              THE CHASE MANHATTAN BANK, N.A. LONDON, GLOBAL CUSTODY



COUNTRY                    SUB-CUSTODIAN                                    CORRESPONDENT BANK
-------                    -------------                                    ------------------
ARGENTINA                  The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Arenales 707, 5th Floor                          Buenos Aires
                           De Mayo 130/140
                           1061Buenos Aires
                           ARGENTINA

AUSTRALIA                  The Chase Manhattan Bank                         The Chase Manhattan Bank
                           Australia Limited                                Australia Limited
                           36th Floor                                       Sydney
                           World Trade Centre
                           Jamison Street
                           Sydney
                           New South Wales 2000
                           AUSTRALIA

AUSTRIA                    Creditanstalt - Bankverein                       Credit Lyonnais
                           Schottengasse 6                                  Vienna
                           A - 1011, Vienna
                           AUSTRIA

BANGLADESH                 Standard Chartered Bank                          Standard Chartered Bank
                           18-20 Motijheel C.A.                             Dhaka
                           Box 536,
                           Dhaka-1000
                           BANGLADESH

BELGIUM                    Generale Bank                                    Credit Lyonnais Bank
                           3 Montagne Du Parc                               Brussels
                           1000 Bruxelles
                           BELGIUM

BOTSWANA                   Barclays Bank of Botswana Limited                Barclays Bank of Botswana
                           Barclays House                                   Gaborone
                           Khama Crescent
                           Gaborone
                           BOTSWANA

BRAZIL                     Banco Chase Manhattan, S.A.                      Banco Chase Manhattan S.A.
                           Chase Manhattan Center                           Sao Paulo
                           Rua Verbo Divino, 1400
                           Sao Paulo, SP 04719-002
                           BRAZIL

CANADA                     The Royal Bank of Canada                         Royal Bank of Canada
                           Royal Bank Plaza                                 Toronto
                           Toronto
                           Ontario   M5J 2J5
                           CANADA

                           Canada Trust                                     Royal Bank of Canada
                           Canada Trust Tower                               Toronto
                           BCE Place
                           161 Bay at Front
                           Toronto
                           Ontario M5J 2T2
                           CANADA

CHILE                      The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Agustinas 1235                                   Santiago
                           Casilla 9192
                           Santiago
                           CHILE

COLOMBIA                   Cititrust Colombia S.A.                          Cititrust Colombia S.A.
                           Sociedad Fiduciaria                              Sociedad Fiduciaria
                           Carrera 9a No 99-02                              Santafe de Bogota
                           Santafe de Bogota, DC
                           COLOMBIA

CZECH REPUBLIC             Ceskoslovenska Obchodni Banka, A.S.              Komercni Banka, A.S.,
                           Na Prikope 14                                    Praha
                           115 20 Praha 1
                           CZECH REPUBLIC

DENMARK                    Den Danske Bank                                  Den Danske Bank
                           2 Holmens Kanala DK 1091                         Copenhagen
                           Copenhagen
                           DENMARK

EGYPT                      National Bank of Egypt                           National Bank of Egypt
                           24 Sherif Street                                 Cairo
                           Cairo
                           EGYPT

EUROBONDS                  Cedel S.A.                                       ECU:Lloyds Bank PLC
                           67 Boulevard Grande                              International Banking Division
                           Duchesse Charlotte                               London
                           LUXEMBOURG                                       For all other currencies: see
                           A/c The Chase Manhattan Bank, N.A.               relevant country
                           London
                           A/c No. 17817

EURO CDS                   First Chicago Clearing Centre                    ECU:Lloyds Bank PLC
                           27 Leadenhall Street                             Banking Division London
                           London EC3A 1AA                                  For all other currencies: see
                           UNITED KINGDOM                                   relevant country

FINLAND                    Merita Bank KOP                                  Merita Bank KOP
                           Aleksis Kiven 3-5                                Helsinki
                           00500 Helsinki
                           FINLAND

FRANCE                     Banque Paribas                                   Societe Generale
                           Ref 256                                          Paris
                           BP 141
                           3, Rue D'Antin
                           75078 Paris
                           Cedex 02
                           FRANCE

GERMANY                    Chase Bank A.G.                                  Chase Bank A.G.
                           Alexanderstrasse 59                              Frankfurt
                           Postfach 90 01 09
                           60441 Frankfurt/Main
                           GERMANY

GHANA                      Barclays Bank of Ghana                           Barclays Bank
                           Barclays House                                   Accra
                           High Street
                           Accra
                           GHANA


GREECE                     Barclays Bank Plc                                National Bank of Greece S.A.
                           1 Kolokotroni Street                             Athens
                           10562 Athens                                     A/c Chase Manhattan Bank, N.A.,
                           GREECE                                           London
                                                                            A/c No. 040/7/921578-68


HONG KONG                  The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           40/F One Exchange Square                         Hong Kong
                           8, Connaught Place
                           Central, Hong Kong
                           HONG KONG

HUNGARY                    Citibank Budapest Rt.                            Citibank Budapest Rt.
                           Vaci Utca 19-21                                  Budapest
                           1052 Budapest V
                           HUNGARY

INDIA                      The Hongkong and Shanghai                        The Hongkong and Shanghai
                           Banking Corporation Limited                      Banking Corporation Limited
                           52/60 Mahatma Gandhi Road                        Bombay
                           Bombay 400 001
                           INDIA

                           Deutsche Bank AG, Bombay Branch                  Deutsche Bank
                           Securities & Custody Services                    Bombay
                           Kodak House
                           222 D.N. Road, Fort
                           Bombay 400 001
                           INDIA

INDONESIA                  The Hongkong and Shanghai                        The Chase Manhattan Bank, N.A.
                           Banking Corporation Limited                      Jakarta
                           World Trade Center
                           J1. Jend Sudirman Kav. 29-31
                           Jakarta 10023
                           INDONESIA

IRELAND                    Bank of Ireland                                  Allied Irish Bank
                           International Financial Services Centre          Dublin
                           1 Harbourmaster Place
                           Dublin 1
                           IRELAND

ISRAEL                     Bank Leumi Le-Israel B.M.                        Bank Leumi Le-Israel B.M.
                           19 Herzl Street                                  Tel Aviv
                           61000 Tel Aviv
                           ISRAEL

ITALY                      The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Piazza Meda 1                                    Milan
                           20121 Milan
                           ITALY


JAPAN                      The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           1-3 Marunouchi 1-Chome                           Tokyo
                           Chiyoda-Ku
                           Tokyo 100
                           JAPAN

JORDAN                     Arab Bank Limited                                Arab Bank Limited
                           P O Box 950544-5                                 Amman
                           Amman
                           Shmeisani
                           JORDAN

KENYA                      Barclays Bank of Kenya                           Barclays Bank of Kenya
                           Third Floor                                      Nairobi
                           Queensway House
                           Nairobi
                           Kenya

LUXEMBOURG                 Banque Generale du Luxembourg S.A.               Banque Generale du Luxembourg
                           50 Avenue J.F. Kennedy                           S.A.
                           L-2951 LUXEMBOURG                                Luxembourg

MALAYSIA                   The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Pernas International                             Kuala Lumpur
                           Jalan Sultan Ismail
                           50250, Kuala Lumpur
                           MALAYSIA

MAURITIUS                  Hongkong and Shanghai Banking                    The Hongkong and Shanghai Banking
                           Corporation Ltd                                  Corporation Ltd.
                           Curepipe Road                                    Curepipe
                           Curepipe
                           MAURITIUS

MEXICO                     The Chase Manhattan Bank, S.A.                   No correspondent Bank
(Equities)                 Montes Urales no. 470, 4th Floor
                           Col. Lomas de Chapultepec
                           11000 Mexico D.F.

(Government Bonds)         Banco Nacional de Mexico,                        No correspondent Bank
                           Avenida Juarez No. 104 - 11 Piso
                           06040 Mexico D.F.
                           MEXICO

MOROCCO                    Banque Commerciale du Maroc                      Banque Commerciale du Maroc
                           2 Boulevard Moulay Youssef                       Casablanca
                           Casablanca 20000
                           MOROCCO

NETHERLANDS                ABN AMRO N.V.                                    Generale Bank
                           Securities Centre                                Nederland N.V.
                           P O Box 3200                                     Rotterdam
                           4800 De Breda
                           NETHERLANDS

NEW ZEALAND                National Nominees Limited                        National Bank of New Zealand
                           Level 2 BNZ Tower                                Wellington
                           125 Queen Street
                           Auckland
                           NEW ZEALAND

NORWAY                     Den Norske Bank                                  Den Norske Bank
                           Kirkegaten 21                                    Oslo
                           Oslo 1
                           NORWAY

PAKISTAN                   Citibank N.A.                                    Citibank N.A.
                           I.I. Chundrigar Road                             Karachi
                           AWT Plaza
                           Karachi
                           PAKISTAN

                           Deutsche Bank                                    Deutsche Bank
                           Unitowers                                        Karachi
                           I.I. Chundrigar Road
                           Karachi
                           PAKISTAN


PERU                       Citibank, N.A.                                   Citibank N.A.
                           Camino Real 457                                  Lima
                           CC Torre Real - 5th Floor
                           San Isidro, Lima  27
                           PERU

PHILIPPINES                The Hongkong and Shanghai                        The Hongkong and Shanghai
                           Banking Corporation Limited                      Banking Corporation Limited
                           Hong Kong Bank Centre 3/F                        Manila
                           San Miguel Avenue
                           Ortigas Commercial Centre
                           Pasig Metro Manila
                           PHILIPPINES

POLAND                     Bank Polska Kasa Opieki S.A.                     Bank Polska Kasa Opieki S.A.
                           Curtis Plaza                                     Warsaw
                           Woloska 18
                           02-675 Warsaw
                           POLAND


                           For Mutual Funds:
                           Bank Handlowy W. Warsawie. S.A.                  Bank Polska Kasa Opieki S.A.
                           Custody Dept.                                    Warsaw
                           Capital Markets Centre
                           Ul, Nowy Swiat 6/12
                           00-920 Warsaw
                           POLAND

PORTUGAL                   Banco Espirito Santo & Comercial de Lisboa       Banco Nacional Ultra Marino
                           Servico de Gestaode Titulos                      Lisbon
                           R. Mouzinho da Silveira, 36 r/c
                           1200 Lisbon
                           PORTUGAL

SHANGHAI                   The Hongkong and Shanghai                        Citibank
(CHINA)                    Banking Corporation Limited                      New York
                           Shanghai Branch
                           Corporate Banking Centre
                           Unit 504, 5/F Shanghai Centre
                           1376 Nanjing Xi Lu
                           Shanghai
                           THE PEOPLE'S REPUBLIC OF CHINA

SHENZHEN                   The Hongkong and Shanghai                        The Chase Manhattan Bank, N.A.
(CHINA)                    Banking Corporation Limited                      Hong Kong
                           1st Floor
                           Central Plaza Hotel
                           No.1 Chun Feng Lu
                           Shenzhen
                           THE PEOPLE'S REPUBLIC OF CHINA

SINGAPORE                  The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Shell Tower                                      Singapore
                           50 Raffles Place
                           Singapore 0104
                           SINGAPORE

SLOVAK REPUBLIC            Ceskoslovenska Obchodni Banka, A.S.              Ceskoslovenska Obchodni Banka
                           Michalska 18                                     Slovak Republic
                           815 63 Bratislava
                           SLOVAK REPUBLIC

SOUTH AFRICA               Standard Bank of South Africa                    Standard Bank of South Africa
                           Standard Bank Chambers                           South Africa
                           46 Marshall Street
                           Johannesburg 2001
                           SOUTH AFRICA





SOUTH KOREA                The Hongkong & Shanghai                          The Hongkong & Shanghai
                           Banking Corporation Limited                      Banking Corporation Limited
                           6/F Kyobo Building                               Seoul
                           #1 Chongro, 1-ka Chongro-Ku,
                           Seoul
                           SOUTH KOREA

SPAIN                      The Chase Manhattan Bank, N.A.                   Banco Bilbao Vizcaya,
                           Calle Peonias 2                                  Madrid
                           7th Floor
                           La Piovera
                           28042 Madrid
                           SPAIN

SRI LANKA                  The Hongkong & Shanghai                          The Hongkong & Shangai
                           Banking Corporation Limited                      Banking Corporation Limited
                           Unit #02-02 West Block,                          Colombo
                           World Trade Center
                           Colombo 1,
                           SRI LANKA

SWEDEN                     Skandinaviska Enskilda Banken                    Svenska Handelsbanken
                           Kungstradgardsgatan 8                            Stockholm
                           Stockholm S-106 40
                           SWEDEN

SWITZERLAND                Union Bank of Switzerland                        Union Bank of Switzerland
                           45 Bahnhofstrasse                                Zurich
                           8021 Zurich
                           SWITZERLAND

TAIWAN                     The Chase Manhattan Bank, N.A.                   No correspondent Bank
                           115 Min Sheng East Road - Sec 3,
                           9th Floor
                           Taipei
                           TAIWAN
                           Republic of China

THAILAND                   The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Bubhajit Building                                Bangkok
                           20 North Sathorn Road
                           Silom, Bangrak
                           Bangkok 10500
                           THAILAND

TUNISIA                    Banque Internationale Arabe de Tunisie           Banque Internationale Arabe de
                           70-72 Avenue Habib Bourguiba                     Tunisie, Tunisia
                           P.O. Box 520
                           1080 Tunis Cedex
                           Tunisia

TURKEY                     The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Emirhan Cad. No: 145                             Istanbul
                           Atakule, A Blok Kat:11
                           80700-Dikilitas/Besiktas
                           Istanbul
                           Turkey

U.K.                       The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           Woolgate House                                   London
                           Coleman Street
                           London   EC2P 2HD
                           UNITED KINGDOM

URUGUAY                    The First National Bank of Boston                The First National Bank of Boston
                           Zabala 1463                                      Montevideo
                           Montevideo
                           URUGUAY

U.S.A.                     The Chase Manhattan Bank, N.A.                   The Chase Manhattan Bank, N.A.
                           1 Chase Manhattan Plaza                          New York
                           New York
                           NY 10081
                           U.S.A.

VENEZUELA                  Citibank N.A.                                    Citibank N.A.
                           Carmelitas a Altagracia                          Caracas
                           Edificio Citibank
                           Caracas 1010
                           VENEZUELA

ZAMBIA                     Barclays Bank of Zambia                          Barclays Bank of Zambia
                           Kafue House                                      Lusaka
                           Cairo Road
                           P.O.Box 31936
                           Lusaka
                           ZAMBIA

ZIMBABWE                   Barclays Bank of Zimbabwe                        Barclays Bank of Zimbabwe
                           Ground Floor                                     Harare
                           Tanganyika House
                           Corner of 3rd Street & Union Avenue
                           Harare
                           ZIMBABWE



Legal\Pro\Equity 2\Part C & Exhibit\EX-99 Custodian Agreement May 1, 1996 with Chase Manhattan Bank